Exhibit 99.1

PDS Biotech Reports Third Quarter 2022 Financial Results and Provides Business Update

•	Announced preliminary PDS0101 efficacy and safety data for Phase 2 clinical studies led by The University of Texas MD Anderson Cancer Center (IMMUNOCERV) and The National Cancer Institute at SITC 2022

•	Announced successful end-of-Phase 2 meeting with FDA for VERSATILE-002, allowing preparation for a registrational trial

•	Company to host conference call and webcast today at 8:00 AM EST

FLORHAM PARK, N.J., November 14, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, will discuss its financial results for the quarter ended September 30, 2022 and provide a business update on its conference call today.

Recent Business Highlights:

•	PDS0101 Lead Drug Candidate
o	VERSATILE-002 Phase 2 Clinical Trial
◾	Hosted a key opinion leader roundtable discussion on current treatment of head and neck cancer, and how PDS0101 might fit into the treatment paradigm.
◾	Announced a successful end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA), allowing progression to a registrational trial for VERSATILE-002.

o	IMMUNOCERV Phase 2 Clinical Trial
◾
Presented preliminary data on the clinical efficacy and safety of the combination of PDS0101 and chemoradiotherapy, as well as immunological correlates in the IMMUNOCERV Phase 2 trial being conducted at The University of Texas MD Anderson Cancer Center in locally, advanced cervical cancer at the Society for Immunotherapy of Cancer Conference (SITC) 2022.

o	NCI-led Triple Combination Phase 2 Clinical Trial
◾
Presented data on immunological correlates associated with clinical benefit in patients with HPV-positive checkpoint inhibitor (CPI) refractory cancer treated with the PDS0101-based triple combination in the National Cancer Institute (NCI)-led Phase 2 clinical trial at the Society for Immunotherapy of Cancer Conference (SITC) 2022.

◾	Reported expanded interim data for the Phase 2 PDS0101 based triple combination trial led by the NCI targeting advanced HPV-positive cancers.
◾
Announced completion of recruitment into the NCI-led PDS0101-based triple combination Phase 2 trial, and also reported selection of the CPI refractory arm as the preferred patient group to target in a registrational study with the triple combination.

•	PDS0102 and PDS0103 Drug Candidates
o
Presented preclinical data on both PDS0102 and PDS0103, demonstrating the versatility of the Versamune® platform and generation of TARP and MUC1 specific polyfunctional CD8+ T cells presented at the American Association of Cancer Research (AACR) Special Conference: Tumor Immunology and Immunotherapy 2022.

•	PDS0202 Universal Flu Candidate
o
Presented data from the preclinical universal flu vaccine program at the American Society of Virology meeting, demonstrating the potential ability of PDS0202 to neutralize multiple strains of influenza in animals.

•	Financing
o	Entered into a venture loan and security agreement with Horizon Technology Finance Corporation, which provides PDS Biotech with up to $35 million in term loans.

“The third quarter has been monumental for PDS Biotech, and we continue to make strides towards commercialization of our lead candidate, PDS0101,” stated Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. We’ve remained focused on progressing our four Phase 2 clinical programs, most recently, announcing data from our IMMUNOCERV trial in locally, advanced cervical cancer. 100% (9/9) of patients had a clinical response with tumor shrinkage of over 60% at the midpoint evaluation, and 89% (8/9) of patients had a complete response with no evidence of disease at day 170, when treated with a combination of PDS0101 and chemotherapy. Furthermore, we released expanded interim data from our NCI-led PDS0101-based triple combination trial demonstrating 66% (19/29) survival at median follow up of 16 months in checkpoint inhibitor refractory HPV-positive cancer patients that appears to show signs of clinical efficacy, durability, and safety, consistent with the data presented at the American Society for Clinical Oncology 2022. And, with VERSATILE-002 in which PDS0101 is combined with KEYTRUDA®, we are preparing for a registrational trial after our successful end-of-Phase 2 meeting with the FDA.  To date, we have presented PDS0101 Phase 2 efficacy data in over 60 patients and safety data in over 100 patients.”

Matthew Hill, Chief Financial Officer of PDS Biotech stated, “We are excited about the progress we have made in our development programs, and we have strengthened the balance sheet to support our ongoing efforts. This August, we increased our cash position by entering into a loan agreement with Horizon Technology Finance Corporation , where we received an initial tranche of $25 million in term loans. This financing provides PDS Biotech with the financial resources and runway needed to prepare for a registrational trial for our lead candidate, PDS0101, and to advance our preclinical pipeline.”

Third Quarter 2022 Financial Results
Net loss for the three months ended September 30, 2022 was approximately $7.4 million, or $0.26 per basic share and diluted share, compared to a net loss of approximately $7.0 million, or $0.24 per basic and diluted share, for the three months ended September 30, 2021. The higher net loss reported for the three months ended September 2022 is primarily due to additional costs for expansion of the Company’s research and development, including costs associated with our ongoing clinical trials and additional general and administrative costs.

Research and development expenses increased to $4.4 million for the three months ended September 30, 2022 from $3.7 million for the three months ended September 30, 2021. The increase of $0.7 million in 2022 was primarily attributable to an increase of $0.2 million in clinical study and research costs, $0.3 million in personnel costs and $0.4 million in manufacturing services partially offset by a decrease of $0.2 million in professional fees and facilities.

General and administrative expenses decreased to $2.9 million for the three months ended September 30, 2022 from $3.3 million for the three months ended September 30, 2021. The decrease of $0.4 million is primarily attributable to a decrease of $0.5 million in personnel an increase of $0.2 million in professional fees partially offset by a decrease of $0.1 million in facilities costs.

Total operating expenses were approximately $7.3 million for the three months ended September 30, 2022, from approximately $7.0 million for the three months ended September 30, 2021.

PDS Biotech’s cash balance as of September 30, 2022 was approximately $71.6 million.

Conference Call and Webcast
The conference call is scheduled to begin at 8:00 AM EST today, November 14, 2022. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and reference conference ID 13733006. To access the webcast, please use the following link. The event will be archived in the investor relations section of PDS Biotech’s website for six months.

About PDS0101
PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-positive cancers. In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer, and also in second line treatment of recurrent or metastatic head and neck cancer in patients who have failed prior checkpoint inhibitor therapy. A Phase 2 clinical study is also being conducted in both second- and third-line treatment of multiple advanced HPV-positive cancers in partnership with the National Cancer Institute (NCI). A third Phase 2 clinical trial in first line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center.  A final Phase 2 clinical trial of PDS0101 monotherapy in first line treatment of newly diagnosed patients HPV16-positive head and neck cancer patients is being conducted at the Mayo Clinic.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune® and Infectimune™ T cell-activating technology platforms. We believe our targeted Versamune® based candidates have the potential to overcome the limitations of current immunotherapy by inducing large quantities of high-quality, potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the potential to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV-positive cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including record inflation, unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19 and the ongoing military conflict between Russia and Ukraine. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital

Media:
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$71,642,437	$65,242,622
Prepaid expenses and other	2,768,906	1,597,569
Total current assets	74,411,343	66,840,191

Property and equipment, net	-	86
Financing lease right-to-use assets	269,070	-
Operating lease right-to-use asset	206,346	357,611

Total assets	$74,886,759	$67,197,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,037,390	$1,309,403
Accrued expenses	2,428,503	2,187,704
Financing lease obligation-short term	61,273	-
Operating lease obligation-short term	313,976	258,924
Total current liabilities	4,841,142	3,756,031

Noncurrent liabilities:
Note payable, net of debt discount	22,909,652	-
Financing lease obligation-long term	77,129	-
Operating lease obligation-long term	-	231,430
Total liabilities:	$27,827,923	$3,987,461

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at September 30, 2022 and December 31, 2021, 28,458,688 shares and 28,448,612 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	9,391	9,387
Additional paid-in capital	129,470,179	123,904,602
Accumulated deficit	(82,420,734)	(60,703,562)
Total stockholders' equity	47,058,836	63,210,427

Total liabilities and stockholders' equity	$74,886,759	$67,197,888

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development expenses	$4,352,987	$3,687,999	$13,275,947	$7,865,249
General and administrative expenses	2,926,209	3,274,325	9,575,122	7,252,371
Total operating expenses	7,279,196	6,962,324	22,851,069	15,117,620

Loss from operations	(7,279,196)	(6,962,324)	(22,851,069)	(15,117,620)

Interest (expenses) income, net:
Interest (expense) income, net	(145,254)	1,358	(65,008)	2,617

Loss before income taxes	(7,424,450)	(6,960,966)	(22,916,077)	(15,115,003)
Benefit for income taxes	-	-	1,198,905	4,516,488
Net loss and comprehensive loss	(7,424,450)	(6,960,966)	(21,717,172)	(10,598,515)

Per share information:
Net loss per share, basic and diluted	$(0.26)	$(0.24)	$(0.76)	$(0.43)

Weighted average common shares outstanding, basic, and diluted	28,458,688	28,425,850	28,452,997	24,639,299

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(21,717,172)	$(10,598,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3,821,923	2,400,980
Stock-based 401K company common match	-	35,747
Amortization of debt discount	72,722	-
Depreciation expense	86	4,406
Operating lease expense	180,772	180,775
Finance lease amortization expense	37,417	-
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,171,337)	(99,145)
Finance lease right-to-use asset	(306,487)	-
Accounts payable	727,987	30,361
Accrued expenses	240,799	188,524
Finance lease liabilities	138,402	-
Operating lease liabilities	(205,885)	(127,804)
Net cash used in operating activities	(18,180,773)	(7,984,671)

Cash flows from financing activities: Proceeds from issuance of note payable	25,000,000	-
Payment for debt issuance costs	(449,329)	-
Proceeds from exercise of stock options	29,917	344,112
Proceeds from issuance of common stock, net of issuance costs	-	48,544,998
Net cash provided by financing activities	24,580,588	48,889,110

Net increase in cash and cash equivalents	6,399,815	40,904,439
Cash and cash equivalents at beginning of period	65,242,622	28,839,565
Cash and cash equivalents at the end of period	$71,642,437	$69,744,004

Supplemental information of cash and non-cash transactions:

Cash paid for interest	$62,500	$-
Fair value of warrants issued in connection with debt	$1,713,741	$-